SMITH BARNEY INCOME FUNDS
AMENDMENT NO.  6
TO
THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

AMENDMENT NO. 6 to the First Amended and Restated Master
Trust Agreement dated as of November 5, 1992 (the "Agreement") of
Smith Barney Income Funds (the "Trust"), made as of the 12th day of June, 1998.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not materially adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to issue classes of shares (as defined in the Agreement) of any Sub-Trust (as defined in the Agreement) or divide the shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and to establish and designate the specific classes of shares of each Sub-Trust; and WHEREAS, on May 15, 1998, a majority of the Trustees voted to redesignate the existing "Class C" shares as "Class L" shares for the following sub-trusts - Smith Barney Diversified Strategic Income Fund, Smith Barney Municipal High Income Fund, Smith Barney High Income Fund, Smith Barney Exchange Reserve Fund and Smith Barney Total Return Bond Fund; and
WHEREAS, on May 15, 1998, a majority of Trustees voted to redesignate "Class C" shares as "Class O" shares for the following sub-trusts - Smith Barney Premium Total Return Fund, Smith Barney Balanced Fund and Smith Barney Convertible Fund; and WHEREAS, on May 15, 1998, a majority of Trustees voted to establish a new class of shares designated as "Class L" shares for the following Sub-Trusts - Smith Barney Premium Total Return Fund, Smith Barney Balanced Fund and Smith Barney Convertible Fund; and
WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 6 to the Agreement; and
NOW, THEREFORE, the Agreement is hereby amended as follows:
1. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:
"Section 4.2 Establishment and Designation of Sub-Trusts.
Without limiting the authority of the Trustees set forth in
Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: "Smith Barney Diversified Strategic Income Fund" and "Smith Barney High Income Fund" which shall consist of five classes of shares designated as Class A, Class B, Class L, Class Y and Class Z shares; "Smith Barney Exchange Reserve Fund", "Smith Barney Municipal High Income Fund" and "Smith Barney Total Return Bond Fund" which shall consist of four classes of shares designated as Class A, Class B, Class L, and Class Y shares; "Smith Barney Premium Total Return Fund" and "Smith Barney Convertible Fund" which shall consist of five classes of shares designated as Class A, Class B, Class L, Class O, and Class Y shares; and Smith Barney Balanced Fund which shall consist of six classes of shares designated as Class A, Class B, Class L, Class O, Class Y and Class Z shares. The shares of such Sub-Trusts and classes thereof and any shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"
The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.
IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

SMITH BARNEY INCOME
FUNDS

By:
_____________________________
__
Name:  David A. Barnett
Title:    Assistant Secretary



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